EXHIBIT 4.2.11



                  FORM OF POOLING AND SERVICING AGREEMENT
                       (DEALER FLOORPLAN SECURITIES)
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                      POOLING AND SERVICING AGREEMENT

                                  BETWEEN

                                    [ ]

                            SELLER AND SERVICER

                                    AND

                 [Goldman Sachs Asset Backed Securities Corp.]

                                 PURCHASER

                         DATED AS OF _____________

                        __________________ TRUST __
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                             TABLE OF CONTENTS

ARTICLE I DEFINITIONS.............................................................................................1
   Section 1.01       Definitions.................................................................................1
ARTICLE II PURCHASE AND SALE OF ELIGIBLE RECEIVABLES..............................................................2
   Section 2.01       Purchase and Sale of Eligible Receivables...................................................2
   Section 2.02       Purchase Price..............................................................................2
   Section 2.03       Addition of Accounts........................................................................3
   Section 2.04       Optional Removal of Accounts................................................................4
   Section 2.05       Removal of Ineligible Accounts..............................................................4
   Section 2.06       Custody of Documentation....................................................................4
ARTICLE III ADMINISTRATION AND SERVICING OF RECEIVABLES...........................................................5
   Section 3.01       Appointment of Servicer and Acceptance of Appointment.......................................5
   Section 3.02       Rights and Duties of the Servicer...........................................................5
   Section 3.03       Servicing Compensation; Payment of Certain Expenses by the Servicer.........................7
   Section 3.04       Representations, Warranties and Covenants of the Servicer...................................7
   Section 3.05       Servicer's Accounting and Reports..........................................................10
   Section 3.06       Pre-Closing Collections....................................................................11
   Section 3.07       Collections Received by the Original Seller................................................11
ARTICLE IV REPRESENTATIONS, WARRANTIES AND COVENANTS.............................................................11
   Section 4.01       Representations and Warranties of the Original Seller Relating
                      to the Accounts and the Receivables........................................................11
   Section 4.02       Representations and Warranties of the Original Seller Relating
                      to the Original Seller and the Agreement...................................................12
   Section 4.03       Representations and Warranties of the Purchaser............................................14
   Section 4.04       Covenants of the Original Seller...........................................................15
ARTICLE V CERTAIN MATTERS RELATING TO ORIGINAL SELLER............................................................16
   Section 5.01       Merger or Consolidation of, or Assumption of the Obligations of, the Original Seller.......16
   Section 5.02       The Original Seller Indemnification of the Purchaser.......................................16
   Section 5.03       The Original Seller Acknowledgment of Transfers to the Issuer..............................17
ARTICLE VI ADDITIONAL AGREEMENTS.................................................................................17
   Section 6.01       Additional Obligations of the Original Seller and the Purchaser............................17
   Section 6.02       Effect of Involuntary Case Involving the Original Seller...................................17
   Section 6.03       Intercreditor Agreements...................................................................18
ARTICLE VII MISCELLANEOUS PROVISIONS.............................................................................19
   Section 7.01       Amendment..................................................................................19
   Section 7.02       Protection of Right, Title and Interest in and to Receivables..............................19
   Section 7.03       Costs and Expenses.........................................................................20
   Section 7.04       GOVERNING LAW..............................................................................20
   Section 7.05       Notices....................................................................................20
   Section 7.06       Severability of Provisions.................................................................21
   Section 7.07       Assignment.................................................................................21
   Section 7.08       Further Assurances.........................................................................21
   Section 7.09       No Waiver; Cumulative Remedies.............................................................21
   Section 7.10       Counterparts...............................................................................21
   Section 7.11       Third-Party Beneficiaries..................................................................21
   Section 7.12       Merger and Integration.....................................................................21
   Section 7.13       Confidential Information...................................................................22
   Section 7.14       Headings...................................................................................22
   Section 7.15       Termination................................................................................22
   Section 7.16       No Petition Covenants......................................................................22
   Section 7.17       Jurisdiction...............................................................................22

EXHIBIT A         List of Locations of the Schedule of Accounts
EXHIBIT B         Form of Assignment for the Initial Closing Date
EXHIBIT C         Form of Assignment for Each Addition Date
EXHIBIT D         Form of Opinion of Counsel With Respect to Addition of Accounts

APPENDIX A        Definitions and Rules of Construction
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     THIS POOLING AND SERVICING AGREEMENT is made as of ___________, between
_____________________________________, a ____________ corporation (referred to herein as the "Original Seller" in its capacity as seller of the Receivables specified herein and as the "Servicer" in its capacity as servicer of the Receivables), and [Goldman Sachs Asset Backed Securities Corp.], a Delaware corporation (the "Purchaser").

     WHEREAS, the Original Seller, in the ordinary course of its business, generates certain payment obligations by financing the floor plan inventory of motor vehicle dealers;

     WHEREAS, the Original Seller desires to sell and assign to the Purchaser, and the Purchaser desires to purchase from the Original Seller, certain of such existing and future payment obligations arising or acquired from time to time;

     WHEREAS, the Purchaser desires to transfer and assign its interest in such payment obligations to __________________ Trust __ (the "Issuer") pursuant to the Trust Sale and Servicing Agreement;

     WHEREAS, the Issuer desires to issue the Initial Securities to fund its acquisition of such payment obligations;

     WHEREAS, the Purchaser, the Issuer and the Original Seller (as the holder of such payment obligations not sold to the Purchaser hereunder) desire that the Servicer shall service such payment obligations; and

     WHEREAS, the Servicer is willing to service such payment obligations and related payment obligations in accordance with the terms hereof and of the Trust Sale and Servicing Agreement for the benefit of the Purchaser, the Original Seller, the Issuer and each other party identified or described herein or in the Trust Sale and Servicing Agreement as having an interest therein as owner, trustee, secured party or holder of the Securities (all such parties being collectively referred to herein as "Interested Parties").

     NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties hereto agree as follows:

                                 ARTICLE I

                                DEFINITIONS

     Section 1.01 Definitions. Certain capitalized terms used in the above recitals and in this Agreement are defined in and shall have the respective meanings assigned them in Part I of Appendix A to this Agreement. All references herein to "the Agreement" or "this Agreement" are to this Pooling and Servicing Agreement as it may be amended, supplemented or modified from time to time, and all references herein to Articles, Sections and subsections are to Articles, Sections or subsections of this Agreement unless otherwise specified. The rules of construction set forth in Part II of such Appendix A shall be applicable to this Agreement.

                                ARTICLE II

                 PURCHASE AND SALE OF ELIGIBLE RECEIVABLES

Section 2.01      Purchase and Sale of Eligible Receivables.

     (a) By execution of this Agreement, on the Initial Closing Date, the Original Seller does hereby sell, transfer, assign and otherwise convey to the Purchaser, without recourse, all of its right, title and interest in, to and under all of the Eligible Receivables existing in the Accounts listed on the Schedule of Accounts (which is kept at locations listed in Exhibit A) as of the close of business on the Initial Cut-Off Date and all monies due or to become due thereon after the Initial Cut-Off Date, all Collateral Security with respect thereto and all amounts received with respect thereto (including all Interest Collections received in the calendar month in which the Initial Cut-Off Date occurs, whether or not received prior to the Initial Cut-Off Date) and all proceeds thereof (including "proceeds" as defined in Section 9-102 of the UCC and Recoveries)

     (b) Subject to Section 6.02, as of each Receivables Purchase Date, the Original Seller does hereby sell, transfer, assign and otherwise convey to the Purchaser, without recourse, all of its right, title and interest in, to and under all Eligible Receivables created or deemed created in the Accounts in the Pool of Accounts on such date and all monies due or to become due thereon after such date, all Collateral Security with respect thereto and all amounts received with respect thereto and all proceeds thereof (including "proceeds" as defined in Section 9-102 of the UCC and Recoveries).

     (c) It is the intention of the Original Seller and the Purchaser that the transfers and assignments contemplated by this Agreement shall constitute sales of the property described in Sections 2.01(a) and (b) from the Original Seller to the Purchaser and that the beneficial interest in and title to such property shall not be part of the Original Seller's estate in the event of the filing of a bankruptcy petition by or against the Original Seller under any Insolvency Law. The foregoing sales, transfers, assignments and conveyances and any subsequent sales, transfers, assignments and conveyances contemplated hereby do not constitute, and are not intended to result in, the creation or an assumption by the Purchaser of any obligation of the Servicer, the Original Seller (if the Original Seller is not the Servicer), _______________ or any other Person in connection with the Receivables described above or under any agreement or instrument relating thereto, including any obligation to any Dealers.

     (d) Subject to Section 2.06 and Article III hereof, the Original Seller shall retain all right, title and interest in, to and under the Receivables in the Accounts in the Pool of Accounts that the Original Seller has not transferred to the Purchaser hereunder. Such Receivables, together with any Receivables repurchased by the Original Seller or (so long as the Original Seller is the Servicer) the Servicer from the Purchaser or the Trust pursuant to this Agreement or the Trust Sale and Servicing Agreement, all monies due or to become due on such Receivables, all amounts received with respect thereto and all proceeds thereof (including "proceeds" as defined in Section 9-102 of the UCC and Recoveries) are collectively referred to herein as the "Retained Property".

     Section 2.02 Purchase Price. On the Initial Closing Date, in consideration for the sale of the property described in Section 2.01(a) to the Purchaser, the Purchaser shall pay to the Original Seller $_____________ (representing the aggregate principal balance of the Eligible Receivables as of the close of business on the Initial Cut-Off Date so sold on the Initial Closing Date) in immediately available funds, and the Original Seller shall deliver to the Purchaser an executed assignment substantially in the form of Exhibit B hereto. The Purchaser shall pay, subject to Section 6.02, for property described in Section 2.03 sold by the Original Seller to the Purchaser on each Addition Date and property described in Section 2.01(b) sold by the Original Seller to the Purchaser on each Receivables Purchase Date, a price equal to the principal balance of the Eligible Receivables to be purchased on each such date. Such purchase price shall be payable by the Purchaser on each such date in immediately available funds.

     Section 2.03 Addition of Accounts.

     (a) Offers to Designate Additional Accounts. From time to time, the Original Seller may, at its option, offer to designate and the Purchaser may, at its option, request the designation of, one or more Accounts (each, an "Additional Account") to be included as Accounts in the Pool of Accounts, subject to the conditions specified in Section 2.03(b) below. If the Purchaser, at its option, elects to accept any such offer by the Original Seller or if the Original Seller, at its option, agrees to any such request of the Purchaser, the Original Seller shall sell and assign to the Purchaser, and the Purchaser shall purchase from the Original Seller, all of the Original Seller's right, title and interest in, to and under all of the Eligible Receivables in each such Additional Account as of the related Additional Cut-Off Date and all monies due or to become due thereon after such date, all Collateral Security with respect thereto, all amounts received with respect thereto and all proceeds thereof (including "proceeds" as defined in Section 9-102 of the UCC and Recoveries), effective as of the Addition Date specified in a written notice provided by the Servicer, on behalf of the Original Seller, to the Purchaser (the "the Original Seller Addition Notice"). Effective as of each such Addition Date, such Additional Account shall be included in the Pool of Accounts and Eligible Receivables arising therein from and after the Additional Cut-Off Date shall be subject to purchase under Section 2.01(b) above. Each the Original Seller Addition Notice shall specify the related Additional Cut-Off Date and shall be given (with a copy to the Rating Agencies) on or before the fifth Business Day but not more than 30 days prior to the related Addition Date.

     (b) Conditions. the Original Seller shall be permitted to designate, and the Purchaser shall be permitted to accept the designation of, Additional Accounts, in accordance with Section 2.03(a) only upon satisfaction of each of the following conditions on or prior to the related Addition Date:

     (i) the Original Seller shall represent that as of the related Additional Cut-Off Date each such Additional Account is an Eligible Account and that each Receivable arising thereunder identified as an Eligible Receivable and conveyed to the Purchaser on such Addition Date is an Eligible Receivable;

     (ii) the Original Seller shall have delivered to the Purchaser a duly executed written assignment in substantially the form of Exhibit C and the list required to be delivered pursuant to Section 7.02(d);

     (iii) the Original Seller shall have agreed to deliver to the Purchaser, for deposit in the Collection Account, to the extent required by the Trust Sale and Servicing Agreement, all Collections with respect to the Eligible Receivables arising in such Additional Accounts since the Additional Cut-Off Date within two Business Days after such Addition Date;

     (iv) as of the Addition Date, neither the Original Seller nor the Purchaser is insolvent nor shall any of them have been made insolvent by such transfer nor is either of them aware of any pending insolvency;

     (v) the Schedule of Accounts shall have been amended to reflect such Additional Accounts and the Schedule of Accounts as so amended shall be true and correct as of the Addition Date;

     (vi) the Original Seller shall have delivered to the Purchaser a certificate of an Authorized Officer of the Original Seller confirming the items set forth in clauses (i) through (v) above;

     (vii) the conditions set forth in Section 2.7(b) of the Trust Sale and Servicing Agreement shall have been satisfied; and

     (viii) the Original Seller shall have delivered to the Purchaser an Opinion of Counsel of the Original Seller substantially in the form of Exhibit D.

     Section 2.04 Optional Removal of Accounts. From time to time, the Original Seller may, at its option, request from the Purchaser, and the Purchaser may, at its option, offer to the Original Seller, the right to designate an Account for removal from the Pool of Accounts. Subject to the satisfaction by the Purchaser of the conditions set forth in Section 2.8 of the Trust Sale and Servicing Agreement, the Original Seller, at its option, may accept offers to designate an Account for removal or request from the Purchaser the right to designate an Account for removal by furnishing a written notice (the "the Original Seller Removal Notice") to the Purchaser not less than five Business Days but not more than 30 days prior to the Removal Commencement Date. On and after the Removal Commencement Date with respect to a Selected Account, the Original Seller shall not transfer Receivables with respect to such Selected Account to the Purchaser. The Schedule of Accounts shall be amended to reflect such designation as of the Removal Commencement Date and to reflect such Account becoming a Removed Account as of the Removal Date. At any time after the Removal Date, at the written request of the Original Seller, the Purchaser shall assign to the Original Seller, without recourse, representation or warranty, effective as of the Removal Date, all of the Purchaser's right, title and interest in, to and under the Receivables arising in such Account and related Collateral Security.

     Section 2.05 Removal of Ineligible Accounts. If at any time an Account shall be deemed a Selected Account as described in Section 2.9 of the Trust Sale and Servicing Agreement, the Purchaser shall give notice thereof to the Original Seller at the time it gives notice to the parties identified in such Section 2.9. From and after the Removal Commencement Date with respect to a Selected Account pursuant to such Section 2.9, the Original Seller shall not transfer Receivables with respect to such Selected Account to the Purchaser. The Schedule of Accounts shall be amended to reflect such designation as of the Removal Commencement Date and to reflect such Account becoming a Removed Account as of the Removal Date. At any time after such removal, at the written request of the Original Seller, the Purchaser shall assign to the Original Seller, without recourse, representation or warranty, effective as of the Removal Date, all of the Purchaser's right, title and interest in, to and under the Receivables in such Account and related Collateral Security.

     Section 2.06 Custody of Documentation. In connection with the sale, transfer, assignment and conveyance of the Receivables and related Collateral Security in the Accounts in the Pool of Accounts to the Purchaser hereunder, the Purchaser is executing simultaneously herewith the Custodian Agreement with the Custodian, pursuant to which the Purchaser shall revocably appoint the Custodian to act as agent of the Purchaser to maintain custody of the documents and instruments (as more fully described in the Custodian Agreement) associated with such Receivables, which shall be constructively delivered to the Purchaser. the Original Seller, as the holder of the Retained Property, hereby consents to the appointment of the Custodian to act as agent of the Original Seller to maintain custody of the documents and contracts (as more fully described in the Custodian Agreement) associated with the Receivables included therein and is simultaneously herewith executing the Custodian Agreement. The Custodian has accepted such appointment by the Purchaser and the Original Seller under the Custodian Agreement.

                                ARTICLE III

                ADMINISTRATION AND SERVICING OF RECEIVABLES

     Section 3.01 Appointment of Servicer and Acceptance of Appointment. The Purchaser and the Original Seller hereby appoint the Servicer to act as Servicer with respect to the Eligible Receivables and the Receivables included in the Retained Property, existing in or arising under the Accounts included in the Pool of Accounts from time to time and authorize the Servicer to perform the duties of Servicer under this Agreement and under the Trust Sale and Servicing Agreement. The Servicer by execution of this Agreement and by execution of the Trust Sale and Servicing Agreement hereby accepts such appointment and the terms hereof and thereof.

     Section 3.02 Rights and Duties of the Servicer.

     (a) The Servicer shall manage, service and administer the Receivables described in Section 3.01, including, without limitation, collecting payments due under the Receivables and providing for charge-offs of uncollectible Receivables, with reasonable care and all in accordance with the Servicer's customary and usual servicing procedures for servicing wholesale receivables comparable to the Receivables which the Servicer services for its own account, including the Floor Plan Financing Guidelines, except insofar as any failure to do so would not have a material adverse effect on the interests of Securityholders. The Servicer shall have full power and authority, acting alone or through any party properly designated by it hereunder or under the Trust Sale and Servicing Agreement, to do any and all things in connection with such servicing and administration which it may deem necessary or desirable, including monitoring the insurance maintained by Dealers. The Servicer is hereby authorized to commence, in its own name or in the name of any Interested Party, a Proceeding to enforce any Receivable subject hereto, to enforce all obligations of the Original Seller and the Purchaser under this Agreement and under the Trust Sale and Servicing Agreement or to commence or participate in a Proceeding (including without limitation a bankruptcy proceeding) relating to or involving any such Receivable. If in any Proceeding it is held that the Servicer may not enforce a Receivable arising under an Account in the Pool of Accounts on the ground that it is not a real party in interest or a holder entitled to enforce such Receivable, the Purchaser, the Original Seller and each other Interested Party shall, at the Servicer's expense, take such steps as the Servicer reasonably deems necessary or appropriate to enforce the Receivable, including bringing suit in the name of such Person. If the Servicer commences or participates in such a Proceeding in its own name, each Interested Party shall thereupon be deemed to have automatically assigned such Receivable to the Servicer for purposes of commencing or participating in any such Proceeding as a party or claimant, and the Servicer is hereby authorized and empowered to execute and deliver in the Servicer's name any notices, demands, claims, complaints, responses, affidavits or other documents or instruments in connection with any such Proceeding. Each Interested Party shall furnish the Servicer with any powers of attorney and other documents and take any other steps which the Servicer may reasonably deem necessary or appropriate to enable the Servicer to carry out its servicing and administrative duties under this Agreement and the Trust Sale and Servicing Agreement. Except to the extent required by the preceding two sentences, the authority and rights granted to the Servicer in this Section
3.02 shall be nonexclusive and shall not be construed to be in derogation of the retention by any Interested Party (to the extent of its rights in a Receivable) of equivalent authority and rights. Without limiting the generality of the foregoing and subject to any Servicing Default, the Servicer is hereby authorized and empowered, unless such power and authority is revoked by any Interested Party on account of the occurrence of such a Servicing Default, to:

          (i) instruct the Issuer to make allocations, withdrawals and payments to or from the Collection Account, the Distribution Accounts, the Reserve Fund, the Cash Accumulation Reserve Funds and any other related bank accounts or funds as set forth in the Trust Sale and Servicing Agreement;

          (ii) instruct the Issuer or any Interested Party to take any action required or permitted under any Specified Support Arrangement;

          (iii) execute and deliver, on behalf of the Issuer for the benefit of any related Securityholders, any and all instruments of satisfaction or cancellation, or of partial or full release or discharge, and all other comparable instruments, with respect to the Receivables and, after the delinquency of any Receivable and to the extent permitted under and in compliance with applicable requirements of law, to commence enforcement proceedings with respect to any such Receivable; and

          (iv) make any filings, reports, notices, applications, registrations with, and seek any consents or authorizations from, the U.S. Securities and Exchange Commission and any State securities authority on behalf of the Issuer as may be necessary or advisable to comply with any U.S. federal or State securities law or reporting requirement.

     (b) The Servicer shall not be obligated to use separate servicing procedures, offices, employees or accounts for servicing the Receivables in the Accounts in the Pool of Accounts from the procedures, offices, employees and accounts used by the Servicer in connection with servicing other receivables. The Servicer shall, at its own expense, on or prior to the Initial Closing Date, in the case of the Initial Accounts, and on or prior to the applicable Addition Date, in the case of Additional Accounts, indicate in its computer files that the Eligible Receivables in the Accounts in the Pool of Accounts have been sold and transferred by the Original Seller to the Purchaser hereunder and by the Purchaser to the Trust under the Trust Sale and Servicing Agreement.

     (c) Except as otherwise required to comply with all Requirements of Law, the Servicer may change the terms and provisions of the Floor Plan Financing Agreements or the Floor Plan Financing Guidelines in any respect (including the calculation of the amount or the timing of charge-offs and the rate of the finance charge assessed thereon), only if:

          (i) in the reasonable belief of the Servicer, no Early
     Amortization Event shall occur as a result of such change;

          (ii) such change is made applicable to the comparable segment of any similar portfolio of accounts serviced by the Servicer and not only to the Accounts in the Pool of Accounts; and

          (iii) in the case of a reduction in the rate of such finance charges, the Servicer (and, if the Original Seller is not then the Servicer, the Original Seller) does not reasonably expect any such reduction, after considering amounts due and amounts payable under any Specified Support Agreements and Investment Proceeds for the related period, to result in the Net Receivables Rate for any Collection Period being less than the sum of: (A) the weighted average of the rates of interest payable to all holders of Securities and (B) the Monthly Servicing Fee for the related period; provided, however, that nothing herein shall prevent the Servicer from modifying the terms of the Floor Plan Financing Agreement with any dealer on a case-by-case basis in a manner consistent with the Floor Plan Financing Guidelines.

     Section 3.03 Servicing Compensation; Payment of Certain Expenses by the Servicer. The Servicer is entitled to receive the Monthly Servicing Fee as described in the Trust Sale and Servicing Agreement. The Monthly Servicing Fee shall be payable to the Servicer solely to the extent amounts are available for payment in accordance with the terms of the Trust Sale and Servicing Agreement. Subject to any limitations on the Servicer's liability under the Trust Sale and Servicing Agreement, the Servicer shall be required to pay all expenses incurred by it in connection with its activities under this Agreement and the Trust Sale and Servicing Agreement (including disbursements of the Issuer, fees and disbursements of any trustees, accountants and outside auditors, taxes imposed on the Servicer, expenses incurred in connection with distributions and reports to Securityholders and all other fees and expenses not expressly stated under this Agreement or the Trust Sale and Servicing Agreement to be for the account of the Securityholders, but in no event including federal, State and local income and franchise taxes, if any, of the Issuer or any holder of the Securities).

     Section 3.04 Representations, Warranties and Covenants of the
Servicer.

     (a) The Servicer hereby makes, and any successor Servicer by its appointment under this Agreement and under the Trust Sale and Servicing Agreement shall make, on each Closing Date (and on the date of any such appointment) the following representations, warranties and covenants on which the Purchaser relies in accepting and holding the Receivables and the related Collateral Security hereunder and the Issuer shall rely in acquiring and holding such Receivables and the related Collateral Security under the Trust Sale and Servicing Agreement and in issuing the Securities:

          (i) Organization and Good Standing. The Servicer has been duly organized and is validly existing as a corporation in good standing under the laws of the State of [Delaware] (or, in the case of a Servicer other than the Original Seller, other applicable law of its jurisdiction of incorporation), with power and authority to own its properties and to conduct its businesses as such properties are presently owned and such businesses are presently conducted.

          (ii) Due Qualification. The Servicer is duly qualified to do business and, where necessary, is in good standing as a foreign corporation (or is exempt from such requirement) and has obtained all necessary licenses and approvals in each jurisdiction in which the conduct of its businesses requires such qualification, except where the failure to so qualify or obtain licenses or approvals would not have material adverse effect on its ability to perform its obligations under this Agreement.

          (iii) Power and Authority. The Servicer has the power and authority to execute and deliver this Agreement and the Trust Sale and Servicing Agreement, to carry out the terms of each such agreement and to service the Accounts in the Pool of Accounts and the Receivables arising therein as provided herein and in the Trust Sale and Servicing Agreement, and the execution, delivery and performance of this Agreement and the Trust Sale and Servicing Agreement have been duly authorized by the Servicer by all necessary corporate action on the part of the Servicer.

          (iv) Binding Obligation. This Agreement constitutes, and the Trust Sale and Servicing Agreement, when duly executed and delivered by the Servicer, shall constitute, the legal, valid and binding obligation of the Servicer enforceable in accordance with their respective terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereinafter in effect, affecting the enforcement of creditors' rights in general and by general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law.

          (v) No Violation. The execution of this Agreement and the consummation of the transactions contemplated by this Agreement and the Trust Sale and Servicing Agreement by the Servicer and the fulfillment of the terms of this Agreement and the Trust Sale and Servicing Agreement by the Servicer, shall not conflict with, result in any breach of any of the terms and provisions of or constitute (with or without notice or lapse of time) a default under, the articles of incorporation or by-laws of the Servicer, or any indenture, agreement, mortgage, deed of trust or other instrument to which the Servicer is a party or by which it is bound, or result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such indenture, agreement, mortgage, deed of trust or other instrument (other than pursuant to the Basic Documents), or violate any law or, to the best of the Servicer's knowledge, any order, rule or regulation applicable to the Servicer of any Governmental Authority having jurisdiction over the Servicer or any of its properties, except where any such conflict or violation would not have a material adverse effect on its ability to perform its obligations under this Agreement or the Trust Sale and Servicing Agreement.

          (vi) No Proceedings. To the Servicer's knowledge, there are no Proceedings or investigations pending, or threatened, against the Servicer before any Governmental Authority having jurisdiction over the Servicer or its properties: (A) asserting the invalidity of this Agreement or the Trust Sale and Servicing Agreement or any Securities issued thereunder, (B) seeking to prevent the issuance of the such Securities, the execution of this Agreement or the consummation of any of the transactions contemplated by this Agreement or the Trust Sale and Servicing Agreement or (C) seeking any determination or ruling that might materially and adversely affect the performance by the Servicer of its obligations under, or the validity and enforceability of, this Agreement or the Trust Sale and Servicing Agreement.

          (vii) Compliance with Requirements of Law. The Servicer shall duly satisfy all obligations on its part to be fulfilled under or in connection with the Receivables and the Accounts to be serviced under this Agreement and the Trust Sale and Servicing Agreement, shall maintain in effect all qualifications required under Requirements of Law in order to service properly such Receivables and such Accounts and shall comply in all material respects with all Requirements of Law in connection with servicing such Receivables and such Accounts, except, in each case, where a failure to do so would not have a material adverse effect on the interests of the Securityholders.

          (viii) No Rescission or Cancellation. Except pursuant to the Floor Plan Financing Guidelines, the Servicer shall not permit any rescission or cancellation of any Receivable sold and assigned to the Purchaser hereunder that the Servicer services under this Agreement and the Trust Sale and Servicing Agreement, except as ordered by a court of competent jurisdiction or other Governmental Authority.

          (ix) Protection of Interested Party Rights. The Servicer shall take no action, nor omit to take any action, which would impair the rights or interests of Interested Parties in the Receivables sold and assigned to the Purchaser hereunder that the Servicer services under this Agreement and the Trust Sale and Servicing Agreement or in the related Vehicle Collateral Security nor shall it reschedule, revise or defer payments due on any such Receivable except, in each case, in a manner consistent with the Floor Plan Financing Guidelines or as otherwise contemplated herein or in the Trust Sale and Servicing Agreement. The Servicer shall not permit any such Receivable to become subject to any right of set-off or any offsetting balance.

          (x) Negative Pledge. Except for the conveyances hereunder to the Issuer pursuant to the Trust Sale and Servicing Agreement and the pledge of the Trust Estate to the Indenture Trustee pursuant to the Indenture, and as provided in Section 6.03, the Servicer shall not sell, pledge, assign or transfer to any other Person, or grant, create, incur, assume or suffer to exist, any Lien on any Receivable sold and assigned to the Purchaser hereunder (and any related Collateral Security), whether now existing or hereafter created, or any interest therein, and the Servicer shall defend the right, title and interest of the Purchaser, the Issuer and any Interested Party in, to and under such property, whether now existing or hereafter created, against all claims of third parties claiming through or under the Purchaser or the Servicer. The Servicer shall notify the Purchaser promptly after becoming aware of any Lien on such property other than the conveyances hereunder or under the Trust Sale and Servicing Agreement or the Indenture.

     (b) Notice of Breach. Upon discovery by the Purchaser or the Servicer of a breach of any of the representations, warranties and covenants set forth in this Section 3.04, the party discovering such breach shall give prompt written notice to the other party.

     (c) Purchase of Receivables. If any covenants of the Servicer under
Section 3.04(a)(viii), (ix) or (x) has not been complied with in all material respects with respect to any Eligible Receivable or Account in the Pool of Accounts and such noncompliance has a material adverse effect on the interests of Securityholders or any other Interested Parties in such Receivable or such Account, the Servicer shall purchase such Receivable (or, in the case of a breach affecting less than the entire principal amount of a Receivable, to the extent of the breach) or all Eligible Receivables under such Account (each, an "Administrative Receivable") from the Issuer, on the terms and conditions set forth in this Section 3.04.

     (d) Payment of Purchase Price. The Servicer shall purchase each Administrative Receivable no later than two Business Days (or such other period as may be agreed by the Applicable Trustee) following discovery by the Servicer (including through the receipt of notice thereof) of the event giving rise to such Administrative Receivable by depositing in the Collection Account, on the date on which such purchase is deemed to occur, an amount (in immediately available funds) equal to the principal amount of such Receivable plus accrued and unpaid interest thereon through the date of purchase. The amount so deposited with respect to a Receivable (an "Administrative Purchase Payment") shall be included in Trust Principal Collections (to the extent of the principal amount of such Receivable) and Interest Collections (as to the remainder of such amount) on such date and shall be applied in accordance with the terms of this Agreement and the Trust Sale and Servicing Agreement.

     (e) Sole Remedy. The obligation of the Servicer to purchase Receivables as described in this Section 3.04, and to make the deposits required to be made to the Collection Account as provided in the preceding paragraph, shall constitute the sole remedy respecting the event giving rise to such obligation available to any Securityholders, the Purchaser, the Owner Trustee, the Indenture Trustee or the Issuer.

     Section 3.05 Servicer's Accounting and Reports.

     (a) On or before each Determination Date, the Servicer shall deliver to the Purchaser, the Owner Trustee, the Indenture Trustee and the Rating Agencies a Servicer's Accounting with respect to the immediately preceding Collection Period executed by an Authorized Officer of the Servicer containing all information necessary for making the allocations, deposits and distributions required by the Trust Sale and Servicing Agreement, the Trust Agreement and the Indenture on the related Distribution Date, and all information necessary to each such party for sending any statements required to be sent to Securityholders with respect to such Distribution Date under the Trust Sale and Servicing Agreement.

     (b) On each Business Day, the Servicer shall deliver to the Indenture Trustee a Servicer's Accounting executed by an Authorized Officer of the
Servicer: (i) containing the Daily Trust Balance, the Daily Trust Invested Amount and all related amounts to the extent necessary to determine the Cash Collateral Amount for such date as described in Section 4.5(d) of the Trust Sale and Servicing Agreement and (ii) if any series or class of Securities is then in a Payment Period, Cash Accumulation Period or Rapid Amortization Period, or if the Trust is then in an Early Amortization Period or a Wind-Down period, containing such instructions and computations as are necessary to effect the allocation and application of Principal Collections and other Available Trust Principal on such day.

     (c) At any time that the Original Seller does not have a long-term rating of at least BBB- from Standard & Poor's and at least Baa3 from Moody's, the Servicer shall identify on a daily basis all Eligible Receivables and, on or before each Determination Date, the Servicer shall deliver to the Owner Trustee a list identifying all Eligible Receivables as of the last day of the related Collection Period.

     Section 3.06 Pre-Closing Collections. Within two Business Days after the Initial Closing Date, the Original Seller shall deliver to the Purchaser all collections on the Receivables in the Accounts in the Pool of Accounts held by the Original Seller on the Initial Closing Date to the extent such collections would be required to be on deposit on such date if this Agreement and the Trust Sale and Servicing Agreement had been in effect from and after the Initial Cut-Off Date and the Revolving Period had commenced on such date. The Purchaser hereby directs the Original Seller to deposit such amount on its behalf into the Collection Account.

     Section 3.07 Collections Received by the Original Seller. The Original Seller hereby agrees to deliver all Collections on the Receivables in the Accounts in the Pool of Accounts received by the Original Seller from or on behalf of Dealers to the Servicer and consents to the application, allocation and distribution thereof in accordance with the terms and provisions of this Agreement and the Trust Sale and Servicing Agreement.

                                ARTICLE IV

                 REPRESENTATIONS, WARRANTIES AND COVENANTS

     Section 4.01 Representations and Warranties of the Original Seller Relating to the Accounts and the Receivables.

     (a) Representations and Warranties. As of the dates set forth below, the Original Seller makes the following representations and warranties to the Purchaser as to the Accounts in the Pool of Accounts and the Receivables sold to the Purchaser hereunder, on which the Purchaser relies in accepting such Receivables:

          (i) as of the Initial Cut-Off Date, each Account included in the Pool of Accounts is an Eligible Account;

          (ii) as of the Initial Cut-Off Date, each Receivable that is identified as an Eligible Receivable and conveyed to the Purchaser on the Initial Closing Date is an Eligible Receivable;

          (iii) as of each Additional Cut-Off Date, each related Additional Account is an Eligible Account and each Receivable arising thereunder that is identified as an Eligible Receivable and conveyed to the Purchaser on the related Addition Date is an Eligible Receivable; and

          (iv) as of each date that Receivables are sold and transferred hereunder pursuant to Section 2.01(b), each Receivable that is identified as an Eligible Receivable and so conveyed to the Purchaser on such date is an Eligible Receivable.

     (b) Survival; Notice of Breach. The representations and warranties set forth in this Section 4.01 shall survive the transfer and assignment of the Eligible Receivables in the Accounts in the Pool of Accounts and related items to the Purchaser from time to time and the subsequent assignment and transfer of its interests therein to the Issuer pursuant to the Trust Sale and Servicing Agreement. Upon discovery by the Original Seller or the Purchaser of a breach of any of the representations and warranties set forth in this Section 4.01, the party discovering such breach shall give prompt written notice to the other party.

     (c) Repurchase. The Original Seller acknowledges that the Purchaser shall assign its rights and remedies hereunder with respect to the Eligible Receivables arising in the Accounts in the Pool of Accounts to the Issuer under the Trust Sale and Servicing Agreement. The Original Seller hereby covenants and agrees with the Purchaser that: (i) in the event of a breach of any of the Original Seller's representations and warranties contained in
Section 4.01(a) with respect to any Receivable or with respect to any Account that materially and adversely affects the interests of the Purchaser or the Trust in any Receivable or (ii) in the event that the payment of all or a portion of the principal amount of any Receivable held by the Purchaser or the Trust is deferred pursuant to [ ] or any other installment sales program or similar arrangement, unless and to the extent such breach or deferral shall have been cured in all material respects, the Original Seller shall repurchase the interest of the Issuer in such Receivable (to the extent of such breach or deferral) on the date and for the amount specified in Section 2.5 of the Trust Sale and Servicing Agreement, without further notice from the Purchaser hereunder and without any representation, warranty or recourse from the Purchaser or the Issuer. Without limiting the generality of the foregoing, a Receivable shall not be an Eligible Receivable, and thus shall be subject to repurchase, if and to the extent that: (A) the Servicer adjusts downward the principal amount of such Receivable because of a rebate, refund, credit adjustment or billing error to the related Dealer or (B) such Receivable was created in respect of a Vehicle which was refused or returned by the related Dealer.

     (d) Sole Remedy. The obligation of the Original Seller to repurchase any Receivable shall constitute the sole remedy respecting the event giving rise to such obligation available to the Purchaser and to any Interested Party.

     Section 4.02 Representations and Warranties of the Original Seller Relating to the Original Seller and the Agreement.

     (a) Representations and Warranties. The Original Seller, in its capacity as seller, hereby makes as of each Closing Date the following representations and warranties on which the Purchaser relies. The following representations and warranties shall survive the sale, transfer and assignment of the Receivables hereunder:

          (i) Organization and Good Standing. The Original Seller has been duly organized and is validly existing as a [ ] in good standing under the laws of the State of [ ], with power and authority to own its properties and to conduct its businesses as such properties are presently owned and such businesses are presently conducted;

          (ii) Due Qualification. The Original Seller is duly qualified to do business and, where necessary, is in good standing as a foreign corporation (or is exempt from such requirement) and has obtained all necessary licenses and approvals in each jurisdiction in which the conduct of its businesses requires such qualification, except where the failure to so qualify or obtain licenses or approvals would not have a material adverse effect on its ability to perform its obligations under this Agreement;

          (iii) Power and Authority. The Original Seller has the power and authority to execute and deliver this Agreement, to carry out its terms, and to consummate the transactions contemplated herein, and the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein have been duly authorized by the Original Seller by all necessary corporate action on the part of the Original Seller;

          (iv) No Violation. The execution of this Agreement and the consummation of the transactions contemplated by this Agreement and the fulfillment of the terms of this Agreement by the Original Seller shall not conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time) a default under, the articles of incorporation or by-laws of the Original Seller, or any indenture, agreement, mortgage, deed of trust or other instrument to which the Original Seller is a party or by which it is bound, or result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such indenture, agreement, mortgage, deed of trust or other instrument (other than pursuant to the Basic Documents) or violate any law or, to the best of the Original Seller knowledge, any order, rule or regulation applicable to the Original Seller of any Governmental Authority having jurisdiction over the Original Seller or any of its properties, except where any such conflict or violation would not have a material adverse effect on its ability to perform its obligations with respect to the Purchaser or any Interested Party under this Agreement or the Trust Sale and Servicing Agreement;

          (v) No Proceedings. To the Original Seller knowledge, there are no Proceedings or investigations pending, or threatened, against the Original Seller before any Governmental Authority having jurisdiction over the Original Seller or its properties: (A) asserting the invalidity of this Agreement, the Trust Sale and Servicing Agreement, the Custodian Agreement or the Administration Agreement, (B) seeking to prevent the execution of this Agreement or the consummation of any of the transactions contemplated by this Agreement, the Trust Sale and Servicing Agreement, the Custodian Agreement or the Administration Agreement or (C) seeking any determination or ruling that might materially and adversely affect the performance by the Original Seller of its obligations under, or the validity or enforceability of, this Agreement, the Trust Sale and Servicing Agreement, the Custodian Agreement or the Administration Agreement;

          (vi) Binding Obligation. This Agreement constitutes a legal, valid and binding obligation of the Original Seller, enforceable against the Original Seller in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect affecting the enforcement of creditors' rights in general and by general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law;

          (vii) Record of Accounts. The Schedule of Accounts is an accurate and complete listing in all material respects of all of the Accounts in the Pool of Accounts as of the Initial Cut-Off Date or the applicable Additional Cut-Off Date, as the case may be, and the information contained therein with respect to the identity of such Accounts is true and correct in all material respects; and

          (viii) Valid Sale. With respect to the Initial Accounts, this Agreement and the related assignment to be delivered on the Initial Closing Date or, in the case of Additional Accounts, the related assignment as described in Section 2.03(b), when duly executed and delivered, shall constitute a valid sale, transfer and assignment to the Purchaser of all right, title and interest of the Original Seller in, to and under the Eligible Receivables thereunder and the related Vehicle Collateral Security, whether then existing or thereafter created, and the proceeds thereof, enforceable against creditors of and purchasers from the Original Seller. To the extent such filings are required therefor, upon the filing of the financing statements described in Section 7.02(a) (and, in the case of Eligible Receivables hereafter created in the Accounts in the Pool of Accounts and the proceeds thereof, upon the creation thereof) the Purchaser shall have a first priority perfected ownership interest in such property, except for Liens permitted under Section 4.04(a). Except as otherwise provided in the Trust Sale and Servicing Agreement or this Agreement, neither the Original Seller nor any Person claiming through or under the Original Seller has any claim to or interest in the Trust Estate.

     (b) Survival; Notice of Breach. The representations and warranties set forth in this Section 4.02 shall survive the transfer and assignment of the Receivables and related items to the Purchaser hereunder and the subsequent assignment and transfer of its interests therein to the Issuer pursuant to the Trust Sale and Servicing Agreement. Upon discovery by the Original Seller or the Purchaser of a breach of any of the foregoing representations and warranties, the party discovering such breach shall give prompt written notice to the other party.

     (c) Repurchase. If: (i) the Purchaser is required to purchase Receivables and related Collateral Security pursuant to Section 3.1(c) of the Trust Sale and Servicing Agreement and (ii) the condition giving rise to such purchase obligation shall also constitute a breach of a representation or warranty pursuant to Section 4.02(a), the Original Seller shall repurchase such Receivables and such Collateral Security and shall pay to the Purchaser, prior to the time the Purchaser is required to pay such amount pursuant to the Trust Sale and Servicing Agreement, an amount equal to the Reassignment Amount.

     (d) Sole Remedy. The obligation of the Original Seller to purchase such Receivables and such Collateral Security pursuant to this Section 4.02 shall constitute the sole remedy available to the Purchaser and to any Interested Party against the Original Seller respecting the event giving rise to such obligation.

     Section 4.03 Representations and Warranties of the Purchaser. The Purchaser hereby represents and warrants to the Original Seller as of each Closing Date that:

     (a) Organization and Good Standing. The Purchaser has been duly organized and is validly existing as a corporation in good standing under the laws of the State of [ ], with power and authority to own its properties and to conduct its business as such properties are presently owned and such business is presently conducted, and had at all relevant times, and now has, power, authority and legal right to acquire and own the Eligible Receivables arising in the Accounts in the Pool of Accounts and the Collateral Security related thereto;

     (b) Due Qualification. The Purchaser is duly qualified to do business and, where necessary, is in good standing as a foreign corporation (or is exempt from such requirement) and has obtained all necessary licenses and approvals in all jurisdictions in which the ownership or lease of property or the conduct of its business requires such qualification, except where the failure to so qualify or obtain licenses or approvals would not have a material adverse effect on its ability to perform its obligations under this Agreement;

     (c) Power and Authority. The Purchaser has the power and authority to execute and deliver this Agreement, to carry out its terms and to consummate the transactions contemplated herein, and the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein have been duly authorized by the Purchaser by all necessary corporate action on the part of the Purchaser;

     (d) No Violation. The execution of this Agreement and the consummation of the transactions contemplated by this Agreement by the Purchaser and the fulfillment of the terms of this Agreement by the Purchaser shall not conflict with, result in any breach of any of the terms and provisions of or constitute (with or without notice or lapse of time) a default under, the certificate of incorporation or by-laws of the Purchaser, or any indenture, agreement, mortgage, deed of trust or other instrument to which the Purchaser is a party or by which it is bound, or result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such indenture, agreement, mortgage, deed of trust or other instrument (other than pursuant to the Basic Documents), or violate any law or, to the best of the Purchaser's knowledge, any order, rule or regulation applicable to the Purchaser of any Governmental Authority having jurisdiction over the Purchaser or any of its properties, except where any such conflict or violation would not have a material adverse effect on its ability to perform its obligations with respect to the Original Seller or any Interested Party under this Agreement or the Trust Sale and Servicing Agreement;

     (e) No Proceedings. To the Purchaser's knowledge, there are no Proceedings or investigations pending, or threatened, against the Purchaser before any Governmental Authority having jurisdiction over the Purchaser or its properties: (i) asserting the invalidity of this Agreement, (ii) seeking to prevent the execution of this Agreement or the consummation of any of the transactions contemplated by this Agreement or (iii) seeking any determination or ruling that might materially and adversely affect the performance by the Purchaser of its obligations under, or the validity or enforceability of, this Agreement; and

     (f) Binding Obligation. This Agreement constitutes a legal, valid and binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect affecting the enforcement of creditors' rights in general and by general principles or equity, regardless of whether such enforceability is considered in a proceeding in equity or at law.

     Section 4.04 Covenants of the Original Seller. The Original Seller hereby covenants that:

     (a) Negative Pledge. Except for the conveyances hereunder and under the Trust Sale and Servicing Agreement and the pledge of the Trust Estate to the Indenture Trustee under the Indenture and as provided in Section 6.03, the Original Seller shall not sell, pledge, assign or transfer to any other Person, or grant, create, incur, assume or suffer to exist, any Lien on any Eligible Receivable in any Account in the Pool of Accounts (and any related Vehicle Collateral Security), whether now existing or hereafter created, or any interest therein, and the Original Seller shall defend the right, title and interest of the Purchaser and any Interested Party in, to and under such property, whether now existing or hereafter created, against all claims of third parties claiming through or under the Original Seller. The Original Seller shall notify the Purchaser and the Issuer promptly after becoming aware of any Lien on any such property other than the conveyances hereunder or under the Trust Sale and Servicing Agreement or the Indenture. Nothing herein shall prohibit the Original Seller from granting, creating, incurring or suffering to exist any Lien on all or any portion of the Retained Property.

     (b) Delivery of Collections. All payments received by the Original Seller from or on behalf of a Dealer in respect of Receivables in any Accounts in the Pool of Accounts or any Collateral Security (except as contemplated in Section 6.03 with respect to any property constituting Common Collateral that is not Vehicle Collateral Security in connection with any Other Indebtedness) shall be received by the Original Seller in its capacity as Servicer, unless the Original Seller is no longer the Servicer, in which case the Original Seller shall deliver all such payments to the Servicer as soon as practicable after receipt thereof, but in no event later than two Business Days after receipt thereof.

     (c) Compliance with Requirements of Law. The Original Seller shall comply in all material respects with all Requirements of Law applicable to the Original Seller, except where any such failure to comply would not have a material adverse effect on its ability to perform its obligations under this Agreement.

     (d) No Petition. Neither the Servicer nor the Original Seller shall at any time institute against the Purchaser any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any United States federal or State bankruptcy or similar law.

                                 ARTICLE V

                CERTAIN MATTERS RELATING TO ORIGINAL SELLER

     Section 5.01 Merger or Consolidation of, or Assumption of the Obligations of, the Original Seller.

     (a) Notwithstanding anything to the contrary in this Agreement, any
Person: (i) into which the Original Seller may be merged or consolidated,
(ii) resulting from any merger, conversion or consolidation to which the Original Seller shall be a party, (iii) succeeding to the business of the Original Seller or (iv) more than 50% of the voting interests of which is owned, directly or indirectly, by _________________ and which is otherwise originating receivables, which Person in any of the foregoing cases (other than the Original Seller as the surviving entity of such merger or consolidation) executes an agreement of assumption to perform every obligation of the Original Seller, as seller, under this Agreement and the Trust Sale and Servicing Agreement, shall be the successor to the Original Seller under this Agreement, as seller, without the execution or filing of any document or any further act on the part of any of the parties to this Agreement or the Trust Sale and Servicing Agreement, anything in this Agreement to the contrary notwithstanding.

     (b) The Original Seller shall provide notice of any merger, consolidation or succession pursuant to this Section 5.01 to the Rating Agencies.

     Section 5.02 The Original Seller Indemnification of the Purchaser. The Original Seller shall indemnify the Purchaser for any liability as a result of the failure of an Eligible Receivable sold hereunder to be originated in compliance with all Requirements of Law. This indemnity obligation shall be in addition to any obligation that the Original Seller may otherwise have.

     Section 5.03 The Original Seller Acknowledgment of Transfers to the Issuer. By its execution of the Trust Sale and Servicing Agreement, the Original Seller acknowledges that the Purchaser shall, pursuant to the Trust Sale and Servicing Agreement, transfer the Receivables purchased hereunder and related Collateral Security to the Issuer and assign its rights associated therewith under this Agreement to the Issuer, subject to the terms and conditions of the Trust Sale and Servicing Agreement, and that the Issuer shall in turn further pledge, assign or transfer its rights in such property and this Agreement to the Indenture Trustee under the Indenture. The Original Seller further acknowledges that the Purchaser shall assign its rights under the Custodian Agreement to the Issuer.

                                ARTICLE VI

                           ADDITIONAL AGREEMENTS

     Section 6.01 Additional Obligations of the Original Seller and the
Purchaser.

     (a) Supplemental Principal Allocations. On or before the Business Day prior to each Monthly Distribution Date for the Wind Down Period or an Early Amortization Period or the Payment Period for the ______ Term Notes, the Original Seller shall deposit into the Collection Account, on behalf of the Purchaser, an amount equal to the Supplemental Principal Allocation for such Monthly Distribution Date. Such amount shall be recorded as an advance under the Intercompany Advance Agreement and shall bear interest and be payable as provided therein.

     (b) Removed Accounts. With respect to each Removed Account, if and to the extent that any related Receivable held by the Trust on the related Removal Commencement Date (determined without giving effect to the special allocation of Principal Collections pursuant to Section 2.8(c) or Section 2.9(b), as applicable, of the Trust Sale and Servicing Agreement) is charged-off as uncollectible at any time following the related Removal Date, the Purchaser shall pay the amount so charged-off to the Original Seller.

     Section 6.02 Effect of Involuntary Case Involving the Original Seller.

     (a) Suspension of Purchases. The Purchaser shall suspend the purchase (and the Original Seller shall suspend the sale) of Receivables hereunder if either party shall receive notice at its principal corporate office that the Original Seller has become an involuntary party to (or has been made the subject of) any proceeding provided for by any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to the Original Seller or relating to all or substantially all of its property (an "Involuntary Case").

     (b) Resumption of Purchases. Notwithstanding any cessation or suspension of purchases pursuant to Section 6.02(a), if the Original Seller or the Purchaser has obtained an order from the court having jurisdiction over an Involuntary Case approving the continuation of the sale of Receivables by the Original Seller to the Purchaser and/or approving the sale of Receivables originating in the Accounts in the Pool of Accounts since the date of the suspension of such sales on the same terms (including
Section 6.03 hereof) as, or on terms that do not have a material adverse effect on Securityholders as compared to, the terms in effect prior to the commencement of such Involuntary Case, and further providing that the Purchaser and any of its transferees (including the Issuer) may rely on such order for the validity and nonavoidance of such transfer (the "Order"), the Purchaser may resume the purchase (and the Original Seller may resume the sale) of Receivables pursuant to the terms hereof; provided, however, that so long as such Involuntary Case shall continue, notwithstanding anything in this Agreement to the contrary, the purchase price of such Receivables (which shall not be less than reasonably equivalent value therefor or greater than the principal balance thereof) shall be paid by the Purchaser to the Original Seller in cash not later than the same Business Day of any such sale, and such Receivables shall be considered transferred to the Purchaser only to the extent that the purchase price therefor has been paid in cash on the same Business Day.

     (c) Cessation of Purchases. If an Order is obtained but subsequently is reversed or rescinded or expires, the Purchaser shall immediately cease to purchase (and the Original Seller shall immediately cease to sell) Receivables hereunder. Notwithstanding anything contained in Section 6.02(b), if an Involuntary Case has not been dismissed by the first Business Day following the 60 day period beginning on the day on which notice of an Involuntary Case was received by either party, whether or not an Order was obtained, the Purchaser shall not thereafter purchase Receivables from the Original Seller hereunder and the Original Seller shall not thereafter designate Additional Accounts for transfer to the Purchaser or sell Receivables hereunder.

     Section 6.03 Intercreditor Agreements.

     (a) Common Collateral. In connection with loans or advances made or to be made by the Original Seller to a Dealer from time to time other than pursuant to an Account (collectively, "Other Indebtedness"), the Original Seller may have a security interest in property constituting Collateral Security (the "Common Collateral").

     (b) Agreements of the Original Seller with respect to Common
Collateral. The Original Seller agrees that with respect to the Receivables of each Dealer:

          (i) the Original Seller security interest in any Common
     Collateral that is Vehicle Collateral Security (and the proceeds thereof) in connection with any Other Indebtedness is subordinate to the security interest therein in connection with such Receivables and assigned to the Purchaser hereunder;

          (ii) the Original Seller shall not apply the proceeds of any such Common Collateral that is Vehicle Collateral Security in connection with any Other Indebtedness in any manner that is materially adverse to the Purchaser or the Issuer and the Securityholders until all required payments in respect of such Receivable have been made; and

          (iii) in realizing upon any such Common Collateral that is Vehicle Collateral Security in connection with any such Receivables, neither the Purchaser nor the Issuer (nor the Servicer on behalf of either) shall be obligated to protect or preserve the rights of the Original Seller in such Common Collateral.

          (c) Agreements of the Purchaser with respect to Common
     Collateral. The Purchaser agrees that with respect to the Receivables of each Dealer:

          (i) the Purchaser's security interest in any Common Collateral that is not Vehicle Collateral Security (and the proceeds thereof) in connection with such Receivables assigned to the Purchaser hereunder is subordinate to the security interest therein in connection with any Other Indebtedness;

          (ii) the Purchaser (or the Servicer on its behalf) shall not apply the proceeds of any such Common Collateral that is not Vehicle Collateral Security in connection with any such Receivables in any manner that is materially adverse to the Original Seller until all required payments in respect of such Other Indebtedness have been made; and

          (iii) in realizing upon any such Common Collateral that is not Vehicle Collateral Security in connection with such Other
     Indebtedness, the Original Seller shall not be obligated to protect or preserve the rights of the Purchaser or the Issuer in such Collateral Security.

     (d) Obligations of Issuer. The Trust Sale and Servicing Agreement shall provide that the Issuer is subject to this Section 6.03.

     (e) Obligations of Assignees and Transferees. If, other than pursuant hereto, the Original Seller in any manner assigns or transfers any right or obligation with respect to any Other Indebtedness or any property constituting Common Collateral, the Original Seller shall make such assignment or transfer subject to the provisions of this Section 6.03 and shall require such assignee or transferee to acknowledge that it takes such assignment or transfer subject to the provisions of this Section 6.03 and to agree that it shall require the same acknowledgment from any subsequent assignee or transferee.

                                ARTICLE VII

                          MISCELLANEOUS PROVISIONS

     Section 7.01 Amendment. This Agreement may be amended from time to time (subject to Section 10.1(g) of the Trust Sale and Servicing Agreement) by a written amendment duly executed and delivered by the Original Seller and the Purchaser.

     Section 7.02 Protection of Right, Title and Interest in and to
Receivables.

     (a) The Original Seller or the Purchaser or both shall execute and file such financing statements and cause to be executed and filed such continuation statements or other statements, all in such manner and in such places as may be required by law fully to evidence, preserve, maintain and protect the interest of the Purchaser hereunder in the Eligible Receivables arising in the Accounts in the Pool of Accounts and the related Collateral Security and in the proceeds thereof (including, without limitation, UCC-1 financing statements on or prior to the Initial Closing Date). The Original Seller shall deliver (or cause to be delivered) to the Purchaser file-stamped copies of, or filing receipts for, any document filed as provided above, as soon as available following such filing.

     (b) Within 60 days after the Original Seller makes any change in its name, identity or corporate structure that would make any financing statement or continuation statement filed in accordance with Section 7.02(a) seriously misleading within the meaning of Section 9-507 of the UCC, the Original Seller shall give the Purchaser notice of any such change.

     (c) The Original Seller shall give the Purchaser at least 60 days prior written notice of any relocation of its principal executive office if, as a result of such relocation, the applicable provisions of the UCC would require the filing of any amendment of any previously filed financing or continuation statement or of any new financing statement. The Original Seller shall at all times maintain its principal executive office within the United States of America.

     (d) In connection with the sale and transfer hereunder of the Receivables in the Accounts in the Pool of Accounts and the related Collateral Security from the Original Seller to the Purchaser, the Original Seller shall, at its own expense, on or prior to the Initial Closing Date, in the case of the Initial Accounts, and on or prior to the applicable Addition Date, in the case of Additional Accounts: (i) indicate in its computer files that the Eligible Receivables in the Accounts in the Pool of Accounts have been sold and transferred, and the Collateral Security assigned, to the Purchaser pursuant to this Agreement and that such property has been sold and transferred to the Issuer pursuant to the Trust Sale and Servicing Agreement and (ii) deliver to the Purchaser a true and complete list of all such Accounts specifying for each such Account, as of the Initial Cut-Off Date, in the case of the Initial Accounts, and as of the applicable Additional Cut-Off Date, in the case of Additional Accounts, its account number and the outstanding principal balance of Eligible Receivables in such Account. Such list, as supplemented from time to time to reflect Additional Accounts, Selected Accounts and Removed Accounts (including Accounts removed as described in Section 2.05), shall be the Schedule of Accounts and is hereby incorporated into and made a part of this Agreement.

     (e) The Servicer shall furnish to the Purchaser at any time upon request a list of all Accounts then included in the Pool of Accounts, together with a reconciliation of such list to the Schedule of Accounts as initially furnished pursuant to the Trust Sale and Servicing Agreement and to each notice furnished before such request indicating removal from or addition to the Accounts in the Pool of Accounts.

     Section 7.03 Costs and Expenses. The Original Seller agrees to pay all reasonable out-of-pocket costs and expenses of the Purchaser, including fees and expenses of counsel, in connection with the perfection as against third parties of the Purchaser's right, title and interest in, to and under the Receivables sold hereunder and the enforcement of any obligation of the Original Seller hereunder.

     Section 7.04 GOVERNING LAW. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO THE PRINCIPLES OF CONFLICTS OF LAW THEREOF OR OF ANY OTHER JURISDICTION, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

     Section 7.05 Notices. All demands, notices and communications upon or to the Original Seller, the Purchaser, or any other Person identified in
Section 10.3 of the Trust Sale and Servicing Agreement under this Agreement shall be delivered as specified in Appendix B to the Trust Sale and Servicing Agreement.

     Section 7.06 Severability of Provisions. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall for any reason whatsoever be held invalid, then such covenants, agreements, provisions or terms shall be deemed enforceable to the fullest extent permitted, and if not so permitted, shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of any Securities or rights of any Interested Parties.

     Section 7.07 Assignment. Notwithstanding anything to the contrary contained herein, this Agreement may not be assigned by the Original Seller without the prior written consent of the Purchaser and the Issuer. The Purchaser may assign all or a portion of its rights, remedies, powers and privileges under this Agreement to the Issuer pursuant to the Trust Sale and Servicing Agreement.

     Section 7.08 Further Assurances. The Original Seller and the Purchaser agree to do and perform, from time to time, any and all acts and to execute any and all further instruments required or reasonably requested by the other party to more fully effect the purposes of this Agreement, including the execution of any financing statements or continuation statements relating to the Receivables for filing under the provisions of the Uniform Commercial Code of any applicable jurisdiction and to evidence the repurchase of any interest in any Receivable by the Original Seller or the Servicer.

     Section 7.09 No Waiver; Cumulative Remedies. No failure or delay on the part of the Purchaser in exercising any right, remedy, power or privilege under this Agreement shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege under this Agreement preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exhaustive of any rights, remedies, powers and privileges provided by law.

     Section 7.10 Counterparts. This Agreement may be executed in two or more counterparts (and by different parties on separate counterparts), each of which shall be an original, but all of which together shall constitute one and the same instrument.

     Section 7.11 Third-Party Beneficiaries. This Agreement shall inure to the benefit of and be binding upon the parties hereto, the Interested Parties and their respective successors and permitted assigns. Except as otherwise expressly provided in this Agreement, no other Person shall have any right or obligation hereunder.

     Section 7.12 Merger and Integration. Except as specifically stated otherwise herein, this Agreement sets forth the entire understanding of the parties relating to the subject matter hereof, and all prior understandings, written or oral, are superseded by this Agreement. This Agreement may not be modified, amended, waived, or supplemented except as provided herein.

     Section 7.13 Confidential Information. The Purchaser agrees that it shall neither use nor disclose to any Person the names and addresses of Dealers, except in connection with the enforcement of the Purchaser's rights hereunder, under the Trust Sale and Servicing Agreement, under the Receivables or as required by law.

     Section 7.14 Headings. The headings herein are for purposes of reference only and shall not otherwise affect the meaning or interpretation of any provision hereof.

     Section 7.15 Termination. This Agreement (except for Section 5.02) shall terminate immediately after the termination of the Trust Sale and Servicing Agreement; provided, that if at the time of the termination of the Trust Sale and Servicing Agreement, the Purchaser has not made all payments to the Original Seller required to be made under Section 6.01, this Agreement (except for Section 5.02) shall not terminate until immediately after all such payments have been made.

     Section 7.16 No Petition Covenants. Notwithstanding any prior termination of this Agreement, the Original Seller shall not, prior to the date which is one year and one day after the final distribution with respect to the Securities to the Note Distribution Account, the Revolver Distribution Account or the Certificate Distribution Account, as applicable, acquiesce, petition or otherwise invoke or cause the Purchaser to invoke the process of any court or governmental authority for the purpose of commencing or sustaining a case against the Purchaser under any federal or State bankruptcy, insolvency or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Purchaser or any substantial part of its property, or ordering the winding up or liquidation of the affairs of the Purchaser.

     Section 7.17 Jurisdiction. Any action or proceeding arising out of or relating to this Agreement shall be submitted to the exclusive jurisdiction of any United States Federal or New York State Court sitting in the County of New York in the State of New York.


     IN WITNESS WHEREOF, the parties hereby have caused this Pooling and Servicing Agreement to be executed by their respective officers thereunto duly authorized as of the date and year first above written.

                                         [                                    ],
                                         Seller and Servicer



                                         By: ___________________________________
                                         Name:
                                         Title:

                                         [Goldman Sachs Asset Backed Securities
                                            Corp.], Purchaser



                                         By: ___________________________________
                                         Name:
                                         Title:

                                 EXHIBIT A

                          LIST OF LOCATIONS OF THE
                            SCHEDULE OF ACCOUNTS

The Schedule of Accounts is on file at the offices of:

1. The Indenture Trustee

2. The Owner Trustee

3. The Original Seller

4. ______________________________________

                                 EXHIBIT B

                FORM OF ASSIGNMENT FOR INITIAL CLOSING DATE

     For value received, in accordance with the Pooling and Servicing Agreement, dated as of _____________ (the "Pooling and Servicing Agreement"), between ____________________, a _____________ corporation
("the Original Seller"), and ______________________________, a
_____________ corporation (the "Purchaser"), the Original Seller does hereby sell, assign, transfer and otherwise convey unto the Purchaser, without recourse, all of its right, title and interest in, to and under all of the Eligible Receivables existing in the Accounts listed in the Schedule of Accounts as of the close of business on the Initial Cut-Off Date and, so long as each such Account is included in the Pool of Accounts, all Eligible Receivables created or deemed created thereunder on each Receivables Purchase Date and all monies due or to become due thereon after the Initial Cut-Off Date or such Receivables Purchase Date, as appropriate, all Collateral Security with respect thereto and all amounts received with respect thereto and all proceeds thereof (including "proceeds" as defined in Section 9-102 of the UCC and Recoveries).

     The foregoing sale, transfer, assignment and conveyance and any sales, transfers, assignments and conveyances subsequent to the date hereof do not constitute, and are not intended to result in, the creation or an assumption by the Purchaser of any obligation of the Servicer, the Original Seller (if the Original Seller is not the Servicer), ______________ or any other Person in connection with the Accounts, the Receivables or under any agreement or instrument relating thereto, including any obligation to any Dealers.

     It is the intention of the Original Seller and the Purchaser that the transfers and assignments contemplated by this Assignment, including transfers and assignments subsequent to the date hereof, shall constitute a sale of the property described herein and in the Pooling and Servicing Agreement from the Original Seller to the Purchaser and the beneficial interest in and title to such property shall not be part of the Original Seller's estate in the event of the filing of a bankruptcy petition by or against the Original Seller under any bankruptcy law.

     This Assignment is made pursuant to and upon the representations, warranties and agreements on the part of the undersigned contained in the Pooling and Servicing Agreement and is to be governed by the Pooling and Servicing Agreement.

     Capitalized terms used herein and not otherwise defined shall have the meaning assigned to them in the Pooling and Servicing Agreement.


     IN WITNESS WHEREOF, the undersigned has caused this Assignment to be duly executed as of _____________.



                                         By: ___________________________________
                                         Name:
                                         Title:

                                 EXHIBIT C

                 FORM OF ASSIGNMENT FOR EACH ADDITION DATE

     For value received, in accordance with the Pooling and Servicing Agreement, dated as of _____________ (the "Pooling and Servicing Agreement"), between ____________________, a _____________ corporation
("the Original Seller"), and ____________________________, a _____________
corporation (the "Purchaser"), the Original Seller does hereby sell, assign, transfer and otherwise convey unto the Purchaser, without recourse, with respect to the Additional Accounts to which this Assignment relates, all of its right, title and interest in, to and under all of the Eligible Receivables as of the close of business on the related Additional Cut-Off Date in such Additional Accounts and, so long as each such Account is included in the Pool of Accounts, all Eligible Receivables created or deemed created thereunder on each Receivables Purchase Date and all monies due or to become due thereon after such Additional Cut-Off Date or such Receivables Purchase Date, as appropriate, all Collateral Security with respect thereto and all amounts received with respect thereto and all proceeds thereof (including "proceeds" as defined in Section 9-102 of the UCC and Recoveries).

     The foregoing sale, transfer, assignment and conveyance and any sales, transfers, assignments and conveyances subsequent to the date hereof do not constitute, and are not intended to result in, the creation or an assumption by the Purchaser of any obligation of the Servicer, the Original Seller (if the Original Seller is not the Servicer), ______________ or any other Person in connection with the Accounts, the Receivables or under any agreement or instrument relating thereto, including any obligation to any Dealers.

     It is the intention of the Original Seller and the Purchaser that the transfers and assignments contemplated by this Assignment, including transfers and assignments subsequent to the date hereof, shall constitute a sale of the property described herein and in the Pooling and Servicing Agreement from the Original Seller to the Purchaser and the beneficial interest in and title to such property shall not be part of the Original Seller's estate in the event of the filing of a bankruptcy petition by or against the Original Seller under any bankruptcy law.

     This Assignment is made pursuant to and upon the representations, warranties and agreements on the part of the undersigned contained in the Pooling and Servicing Agreement and is to be governed by the Pooling and Servicing Agreement.

     Capitalized terms used herein and not otherwise defined shall have the meaning assigned to them in the Pooling and Servicing Agreement.

IN WITNESS WHEREOF, the undersigned has caused this Assignment to be duly executed as of _____________.




                                         By: ___________________________________
                                         Name:
                                         Title:

                                 EXHIBIT D

                         FORM OF OPINION OF COUNSEL
                    WITH RESPECT TO ADDITION OF ACCOUNTS

     Provision to be Included in Opinion of Counsel Delivered Pursuant to
Section 2.03(b)(viii) of the Pooling and Servicing Agreement

     The opinion set forth below may be subject to standard qualifications, assumptions, limitations and exceptions.

     The Assignment delivered on the Addition Date has been duly authorized, executed and delivered by ____, and constitutes the valid and legally binding obligation of ____, enforceable against ____ in accordance with its terms.

                                   PART I

     For ease of reference, capitalized terms defined herein have been consolidated with and are contained in Appendix A to the Trust Sale and Servicing Agreement of even date herewith among the Original Seller, ______________________________ and ____________________.

                                  PART II

     For ease of reference, the rules of construction have been consolidated with and are contained in Part II of Appendix A to the Trust Sale and Servicing Agreement of even date herewith among the Original Seller, __________________________ and _________________.

                                  PART III

     For ease of reference, the notice address and procedures have been consolidated with and are contained in Part II of Appendix B to the Trust Sale and Servicing Agreement of even date herewith among the Original Seller, _______________________ and ________________.